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                                                                       EXHIBIT 6

                      SECOND AMENDMENT TO PLEDGE AGREEMENT


          THIS SECOND AMENDMENT TO PLEDGE AGREEMENT (this "Amendment") dated as of MARCH 31, 2000 is among BANK OF AMERICA, N.A., formerly Bank of America National Trust and Savings Association ("Bank"), DAVID G. PRICE, TRUSTEE OF THE PRICE REVOCABLE TRUST AMENDMENT IN ENTIRETY, EXECUTED ON FEBRUARY 9, 1987, AS AMENDED, (the "Initial Trustee"), DAVID G. PRICE, TRUSTEE OF THE DAVID G. PRICE TRUST, AS AMENDED, and DALLAS P. PRICE, TRUSTEE OF THE DALLAS P. PRICE TRUST, AS AMENDED (collectively "Pledgors").

                                    RECITALS
                                    --------

          A. The Bank and the Initial Trustee entered into that certain Pledge Agreement dated as of July 30, 1996 (as amended, the "Pledge Agreement").

          B. On October 7, 1996, the Bank and the Initial Trustee entered into that certain First Amendment to Credit Agreement and Pledge Agreement.

          C. In 1998, the assets owned by the Initial Trustee under the Price Revocable Trust Amendment in Entirety were divided and transferred to David G. Price, Trustee of the David G. Price Trust and to Dallas P. Price, Trustee of the Dallas P. Price Trust. In connection with such division of trust property, the certificates representing the securities listed on Schedule I to the Pledge Agreement were tendered to the transfer agent of the applicable issuers and were re-issued, subject to the security interest under the Pledge Agreement, as described on Schedule I attached to this Amendment.

          D. On December 24, 1998, David G. Price, as Trustee of the David G. Price Trust, and Dallas P. Price, as Trustee of the Dallas P. Price Trust, assumed the obligations under the Pledge Agreement.

          E. By this Amendment, the parties hereto intend to update the description of the collateral under the Pledge Agreement by amending Schedule I to reflect the certificates that were issued in 1998.

                                   AGREEMENT
                                   ---------

          1.   Definitions. Capitalized terms used but not defined in this
               -----------
Amendment shall have the meaning given to them in the Pledge Agreement.

          2.   Amendments. The Pledge Agreement is amended as follows:
               ----------

          2.1 Schedule I to the Pledge Agreement is amended in full as set forth on Schedule I attached hereto.

          3.   Release of Initial Trustee. David G. Price, Trustee of the Price
               --------------------------
Revocable Trust Amendment in Entirety, executed on February 9, as amended, is hereby released as a party to the Pledge Agreement.

                                       1

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          4.   Representations and Warranties. When the Pledgors sign this
               ------------------------------
Amendment, they jointly and severally represent and warrant to Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Pledge Agreement, (b) the representations and warranties in the Pledge Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) they have the full power, authority and legal right, and have taken all necessary action to authorize the execution and delivery of this Amendment, and (d) this Amendment does not conflict with any law, agreement, or obligation by which they are bound.

          5.   Effect of Amendment. Except as provided in this Amendment, all of
               -------------------
the terms and conditions of the Pledge Agreement shall remain in full force and effect.

          This Amendment is executed as of the date stated at the beginning hereof.


BANK OF AMERICA, N.A.                   /s/ David G. Price
                                        ----------------------------------------
                                        DAVID G. PRICE, TRUSTEE OF THE PRICE
                                        REVOCABLE TRUST AMENDMENT IN ENTIRETY,
By: /s/ [ILLEGIBLE]                     EXECUTED ON FEBRUARY 9, 1987, AS AMENDED
    ----------------------
    Vice President
                                        /s/ David G. Price
                                        ----------------------------------------
                                        DAVID G. PRICE, TRUSTEE OF THE DAVID G.
                                        PRICE TRUST


                                        /s/ Dallas P. Price
                                        ----------------------------------------
                                        DALLAS P. PRICE TRUSTEE OF THE DALLAS P.
                                        PRICE TRUST


                                       2

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                                   SCHEDULE I
                                   ----------

     Attached to and forming a part of that certain Pledge Agreement dated as of July 30, 1996 by and among Bank of America, N.A., formerly Bank of America National Trust and Savings Association, David G. Price, Trustee of the Price Revocable Trust Amendment in Entirety, executed on February 9, 1987, as amended, David G. Price, Trustee of the David G. Price Trust, as amended, and Dallas P. Price, Trustee of the Dallas P. Price Trust, as amended.

                           Schedule of Pledged Stock
                    Issued by National Golf Properties, Inc.
                    ----------------------------------------


                    Stock
 Class           Certificate     Par Value       No. of
of Stock            No.(s)        (if any)       Shares
--------         -----------     ---------       ------

Common             SD31232         $0.01         336.738

Common             SD31233         $0.01         336.737
                                                 -------
 Total                                           673.475


                     Schedule of Pledged Partnership Units
              Issued by National Golf Operating Partnership, L.P.
              ---------------------------------------------------

    Class                Unit Certificate                No. of
   of Units                  No.(s)                      Units
   --------              -----------------               -----

   Limited                     70                       319,800

   Limited                     71                       319,801
                                                        -------
     Total                                              639,601